SUB-ITEM 77Q1(d): CONSTITUENT INSTRUMENTS DEFINING RIGHTS OF
                             HOLDERS OF A NEW CLASS

Registrant's Trust Instrument, exhibit 99.B1 to Registrant's Registration Statement on Form N-1A as filed via EDGAR on September 29, 2000 pursuant to Rule 485(b) of the Securities Act of 1933, as amended, accession number 0001004402-00-000327, is incorporated into, and legally a part of, this filing. The Registrant's By-Laws, exhibit 99.B to Registrant's Registration Statement on Form N-1A as filed via EDGAR on April 28, 2005 pursuant to Rule 485(a) of the Securities Act of 1933, as amended, accession number 0001275125-05-000215, is incorporated into, and legally a part of, this filing. Registrant's Rule 18f-3 Plan pertaining to A Shares of Brown Advisory Growth Equity Fund, Brown Advisory Value Equity Fund, Brown Advisory Small-Cap Growth Fund and Brown Advisory Small-Cap Value Fund, and Institutional Shares of Brown Advisory Small-Cap Value Fund, each a newly organized class, follows.

                                   FORUM FUNDS
                          MULTICLASS (RULE 18F-3) PLAN
                                 AUGUST 1, 2002
                          AS AMENDED FEBRUARY 13, 2006

     This Plan is adopted by Forum Funds (the "Trust") pursuant to Rule 18f-3 under the Investment Company Act of 1940 (the "Act") in order to document the separate arrangements and expense allocations of each class of shares of beneficial interest (each a "Class", collectively the "Classes") of each of the series of the Trust identified in Appendix A (the "Fund") and the related exchange privileges.

SECTION 1.  CLASS DESIGNATIONS

     (A) With the exception of Brown Advisory Maryland Bond Fund and Brown Advisory Small-Cap Growth Fund, the Classes of each series of the Trust for which Brown Investment Advisory Inc. provides investment advisory services are:
"Institutional Shares" and "A Shares." Brown Advisory Maryland Bond Fund offers only "Institutional Shares" while Brown Advisory Small-Cap Growth Fund offers "Institutional Shares," "A Shares" and "D Shares." Each Class has a different arrangement for shareholder services or distribution or both, as follows:

     (1) INSTITUTIONAL SHARES. Are offered with no sales charges and are not subject to a distribution plan adopted in accordance with Rule 12b-1 under the Act. Institutional Shares are subject to a shareholder service plan. The investment minimum is $5,000 (subject to certain reductions for investments through Traditional or Roth Individual Retirement Accounts and accounts subject to a systematic investment plan as described in the applicable prospectus).

     (2) A SHARES. Are offered with a sales charges and are subject to a distribution plan adopted in accordance with Rule 12b-1 under the Act. A Shares are not subject to a shareholder service plan. The investment minimum is $2,000 (subject to certain reductions for investments through Traditional or Roth Individual Retirement Accounts, qualified retirement plans or accounts subject to a systematic investment plan as described in the applicable prospectus).

     (3) D SHARES. Are offered with a sales charges and are subject to a distribution plan adopted in accordance with Rule 12b-1 under the Act. A Shares are not subject to a shareholder service plan. The investment minimum is $2,000 (subject to certain reductions for investments through Traditional or Roth Individual Retirement Accounts, qualified retirement plans or accounts subject to a systematic investment plan as described in the applicable prospectus). Rule 12b-1 distribution/service fees for A Shares are higher than the Rule 12b-1 distribution/service fees for D Shares.

SECTION 2.  VOTING

     Each Class shall have exclusive voting rights on any matter submitted to a shareholder vote that relates solely to the Class' arrangement for shareholder services or distribution and each Class shall have separate voting rights with respect to any matter submitted to a shareholder vote in which the interests of one Class differ from the interests of another Class.

SECTION 3.  CLASS EXPENSE ALLOCATIONS

     (A)  DISTRIBUTION   EXPENSES.   All  expenses   incurred  under  a  Class's
distribution plan adopted in accordance with Rule 12b-1 under the Act shall be allocated to that Class.

     (B) SHAREHOLDER SERVICE EXPENSES. All expenses incurred under a Class's shareholder service plan shall be allocated to that Class.

     (C) OTHER CLASS EXPENSES. The following expenses, which are incurred by Classes in different amounts or reflect differences in the amount or kind of services that different Classes receive (collectively with expenses under Sections 3(a) and 3(b), "Class Expenses"), shall be allocated to the Class that incurred the expenses to the extent practicable:

         (1)      Administration and transfer agent fees and expenses;
         (2)      Litigation, legal and audit fees;
         (3) State and foreign securities registration or other filing fees;
         (4)      Shareholder report expenses;
         (5)      Trustee fees and expenses;
         (6) Preparation, printing and related fees and expenses for proxy statements and, with respect to current shareholders, prospectuses and statements of additional information;
         (7)      Expenses incurred in connection with shareholder meetings; and
         (8) Subject to approval by the Trustees, such other fees and expenses as Forum Administrative
                  Services, LLC ("Forum"), pursuant to Rule 18f-3, deems to be allocable to specified Classes.

     (D) CLASS EXPENSE ALLOCATIONS. Class Expenses are to be borne solely by the Class to which they relate. Item (i) of Section 3(c) in its entirety is incurred by the Fund on a Class by Class basis and, accordingly, is wholly allocated to specific Classes. All fees of a Fund's investment adviser and custodian and all portfolio based fees of the Fund's fund accountant are incurred by the Fund and not the individual Classes of the Fund. All other items in Section 3(c) are allocated to a specific Class to the extent they are attributable to the Classes in different amounts.

SECTION 4.  OTHER ALLOCATIONS AND WAIVERS/REIMBURSEMENTS

     (A) EXPENSES APPLICABLE TO MORE THAN ONE FUND. Expenses (other than Class Expenses) incurred by the Trust on behalf of the Fund shall be allocated to the Fund and expenses (other than Class Expenses) incurred by the Trust on behalf of more than one Trust series shall be allocated among the Trust series that incurred the expenses based on the net asset values of the series in relation to the net asset value of all series to which the expense relates.

     (B) OTHER ALLOCATIONS. Income, realized and unrealized capital gains and losses and expenses other than Class Expenses related to the Fund shall be allocated to each Class of the Fund based on the net asset value of the Class in relation to the net asset value of the Fund.

     (C) WAIVERS AND REIMBURSEMENTS. Nothing in this Plan shall be construed as limiting the ability of any person to waive any fee paid by the Fund or Class to that person or to reimburse any or all expenses of the Fund or Class; provided, however, that no waiver or reimbursement shall be made such that the waiver or reimbursement is, in effect, a DE FACTO modification of the fees provided for in the Fund's advisory or custody agreements.

SECTION 5.  EXCHANGE PRIVILEGES

     Shareholders of a Class may exchange their shares for shares of the same Class of any other Fund listed in Appendix A in accordance with Section 11(a) of the Act, the rules thereunder and the requirements of the applicable prospectuses without charge.

SECTION 6.  AMENDMENTS AND BOARD REVIEW

     (A) NON-MATERIAL AMENDMENTS. Non-material amendments to this Plan may be made at any time by the Trustees of the Trust after consultation with the applicable Fund's investment adviser.

     (B) MATERIAL AMENDMENTS. Material amendments to this Plan may only be made by a majority of the Trustees of the Trust, including a majority of the Trustees who are not interested persons of the Trust as defined by the Act, upon a finding that the amendment is in the best interests of the Classes affected by the amendment and of the Fund and the Trust. Prior to any material amendment to this Plan, the Board of Trustees (the "Board") shall request such information as may be reasonably necessary to evaluate the Plan as proposed to be amended.

     (C) BOARD REVIEW. The Board, including a majority of those Trustees who are not interested persons of the Trust as defined in the Act, shall review periodically (i) this Plan for its continuing appropriateness and (ii) any fee waivers and expense reimbursements to determine that the Funds are in compliance with Section 4(C).

                                   FORUM FUNDS
                          MULTICLASS (RULE 18F-3) PLAN

                                   APPENDIX A

                          FUNDS AND EXCHANGE PRIVILEGES

                             AS OF FEBRUARY 13, 2006

------------------- --------------------------------- ----------------------------------------------------------------
CLASS                                 FUND                                     EXCHANGE PRIVILEGES(A)
                    --------------------------------- ----------------------------------------------------------------
------------------- --------------------------------- ----------------------------------------------------------------
Institutional       All Series                        o        Institutional Shares of any other Trust series
Shares                                                         managed by Brown Investment Advisory Incorporated
                                                               (each a "Brown Series") or shares of any other Brown
                                                               Series that does not offer shares in separate classes

                                                      o        Investor  Shares of Daily  Assets  Government  Fund, a
                                                               series of Monarch Funds
------------------- --------------------------------- ----------------------------------------------------------------
------------------- --------------------------------- ----------------------------------------------------------------
A Shares            All    Series    except    Brown  o        A Shares of any Brown Series and shares of any other
                    Advisory Maryland Bond Fund                Brown Series that does not offer separate classes

                                                      o        Investor  Shares of Daily  Assets  Government  Fund, a
                                                               series of Monarch Funds.

------------------- --------------------------------- ----------------------------------------------------------------
------------------- --------------------------------- ----------------------------------------------------------------
D Shares            Brown Advisory  Small-Cap Growth  o        A Shares of any Brown Series and shares of any other
                    Fund                                       Brown Series that does not offer separate classes

                                                      o        Investor  Shares of Daily  Assets  Government  Fund, a
                                                               series of Monarch Funds.

                                                      o        Exchange  privileges  to be  terminated  after 60 days
                                                               notice to shareholders

------------------- --------------------------------- ----------------------------------------------------------------
